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                                                                     Exhibit 3.2


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            J. CREW INTERMEDIATE LLC

        This Limited Liability Company Agreement (this "AGREEMENT") of J. Crew Intermediate LLC is entered into by J. Crew Group, Inc., a New York corporation (the "MEMBER").

        The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 DEL.C. ss.18-101, ET SEQ.), as amended from time to time (the "ACT"), and hereby agrees as follows:

        1. NAME. The name of the limited liability company formed hereby is J. Crew Intermediate LLC (the "COMPANY").


        2. FORMATION. The member hereby approves and ratifies the filing, by Arlene S. Hong, as an authorized person within the meaning of the Act, of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on March 27, 2003 and all actions taken by or on behalf of the Company prior to the execution of this Agreement. Upon the execution of this Agreement, the powers of Arlene S. Hong as an authorized person shall cease and the Member shall thereafter be designated as an authorized person within the meaning of the Act. The Member, Director or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

        3. PURPOSE. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

        4. POWERS. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:

                a. acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;


                b. act as a trustee, executor, nominee, bailee, Director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

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                c. take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, Director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

                d. operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                e. borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

                f. invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

                g. prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

                h. enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

                i. employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

                j. enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other persons or entities in furtherance of the purposes of the Company; and

                k. do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

        5. PRINCIPAL BUSINESS OFFICE. The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.


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        6. REGISTERED OFFICE. The address of the registered office of the
Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

        7. REGISTERED AGENT. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

        8. MEMBERS. The name and the mailing address of the Member is set forth on SCHEDULE A attached hereto.

        9. LIMITED LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member, director or officer of the Company.

        10. CAPITAL CONTRIBUTIONS. The Member is deemed admitted as the Member of the Company upon its execution and delivery of this Agreement. The Member will contribute the amount of United States Dollars to the Company as listed on SCHEDULE A attached hereto.

        11. ADDITIONAL CONTRIBUTIONS. The Member is not required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of the Member or the Board of Directors, as defined below.

        12. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated to the Member.

        13. DISTRIBUTIONS. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

        14. MANAGEMENT.


                a. The Member shall appoint a Board of Directors (the "BOARD OF DIRECTORS") to oversee the Company's business. Except as otherwise provided by this Agreement, the Board of Directors shall have the full right and authority (acting on behalf of the Member) to manage the business and affairs of the Company.

                b. The initial Directors are listed on SCHEDULE B attached hereto. The Member may appoint or remove a Director or otherwise revise SCHEDULE B in its sole discretion at any time.

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                c. Decisions of the Board of Directors shall require the
approval of a majority of the Directors.

                d. Meetings of the Board of Directors may be held at any time at any location specified in the notice thereof in such place within or without the State of Delaware when called by at least one Director.

                e. Reasonable and sufficient notice of each meeting of the Board of Directors shall be given to each Director. It shall be reasonable and sufficient notice to a Director to send notice by first-class mail at least seven days, or by overnight delivery, electronic mail, facsimile or hand delivery at least forty-eight hours, before the meeting addressed to such Director at such Director's usual business address. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by such Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Director. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

                f. Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law.

                g. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting pursuant to a written consent signed by each Director, and such writing or writings shall be filed with the records of the meetings of the Board of Directors. Such consent shall be treated for all purposes as the act of the Board of Directors.

        15. OFFICERS. The Member may, from time to time as it deems advisable, appoint officers of the Company (the "OFFICERS") and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 15 may be revoked at any time by the Member. The initial Officers are listed on SCHEDULE C attached hereto. The Member may revise SCHEDULE C in its sole discretion at any time.

        16. OTHER BUSINESS. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.


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        17. EXCULPATION AND INDEMNIFICATION. No Member, Director or Officer
shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Director or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director or Officer by this Agreement, except that a Member, Director or Officer shall be liable for any such loss, damage or claim incurred by reason of such Member's, Director's or Officer's willful misconduct. To the fullest extent permitted by applicable law, a Member, Director or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member, Director or Officer by reason of any act or omission performed or omitted by such Member, Director or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director or Officer by this Agreement, except that no Member, Director or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member, Director or Officer by reason of willful misconduct with respect to such acts or omissions; PROVIDED, HOWEVER, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

        18. ASSIGNMENTS. A Member may assign in whole or in part its limited liability company interest with the written consent of the Member. If a Member transfers all of its interest in the Company pursuant to this Section, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

        19. RESIGNATION. A Member may resign from the Company with the written consent of the Member. If a Member is permitted to resign pursuant to this Section, an additional member shall be admitted to the Company, subject to
Section 20, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

        20. ADMISSION OF ADDITIONAL MEMBERS. One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member.

        21. DISSOLUTION.

                a. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member,
(ii) the retirement, resignation or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company unless the


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business of the Company is continued in a manner permitted by the Act, or (iii)
the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                b. The bankruptcy of the Member will not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

                c. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in
Section 18-804 of the Act.

        22. SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

        23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

        24. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

        25. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

        26. AMENDMENTS. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.


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        IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 4th day of April, 2003.



                                        J. CREW GROUP, INC.


                                        By:     /s/ ARLENE HONG
                                           -------------------------------
                                           Name: Arlene Hong
                                           Title: Senior Vice President




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                                   SCHEDULE A
         to J. Crew Intermediate LLC Limited Liability Company Agreement



NAME                       MAILING ADDRESS            CAPITAL CONTRIBUTION
----                       ---------------            --------------------
J. Crew Group, Inc.        770 Broadway               $25,000
                           New York, NY 10003






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                                   SCHEDULE B
         to J. Crew Intermediate LLC Limited Liability Company Agreement

                               BOARD OF DIRECTORS

                                   Scott Rosen
                                  Nick Lamberti
                                   Arlene Hong



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                                   SCHEDULE C
         to J. Crew Intermediate LLC Limited Liability Company Agreement


NAME                          TITLE
----                          -----
  Scott Gilbertson            President
  Scott Rosen                 Vice President and Chief Financial Officer
  Nick Lamberti               Vice-President, Controller and Assistant Secretary
  Arlene Hong                 Vice-President and Secretary




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